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                                                                    EXHIBIT 23.9

                       CONSENT OF MENDLOWITZ WEITSEN, LLP

We consent to the reference to our firm under the caption "Experts" in the Form S-4 Registration Statement of American Tower Corporation for the registration of approximately 17,737,500 shares of its common stock and to the inclusion therein of our report dated March 3, 1998 with respect to the balance sheets of Miller Transmission Tower Company, LTD as of December 31, 1997 and 1996 and the related statements of operations, changes in partners' deficiency and cash flows for the years then ended.

                                          /s/ MENDOLWITZ WEITSEN, LLP

East Brunswick, New Jersey
January 14, 1999

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